Exhibit 3.22

CONVERSION AGREEMENT

OF SMARTROVE LLC

This Conversion Agreement (this “Agreement”) is made and entered into effective as of July 11, 2012 (the “Effective Date”), by and between SMARTROVE LLC, a Delaware limited liability company (“LLC”) and SMARTROVE INC., a Delaware corporation (“Corporation”) under the following circumstances:

The parties hereto desire to convert LLC into Corporation under the laws of the State of Delaware on the terms and conditions stated in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Effective as of the Effective Date, LLC (the “Converting Entity”) shall be converted into Corporation (the “Converted Entity”), pursuant to Delaware Limited Liability Company Act, 6 Del. C. §18-216.

2. On and after the Effective Date, the name of the Converted Entity shall be “Smartrove Inc.”

3. Upon the effectiveness of the conversion described in this Agreement, each outstanding membership percentage interest in the Converting Entity shall be converted into ten shares of Common Stock, par value $0.01 per share, of the Converted Entity. Fractional shares of Common Stock of the Converted Entity may be issued in the conversion described in this Agreement.

4. This Agreement and the rights of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

SMARTROVE LLC
a Delaware limited liability company

By:	VENKAT KALKUNTE

Name and Title:	PRESIDENT / CEO

Date of Signature:	3/20/2013

SMARTROVE INC. a Delaware corporation

By:	KAMSESH S KALKUNTE

Name and Title:	DIRECTOR, SOFTWARE ENGINEERING

Date of Signature:	3/20/2013

CONSENTED TO AND APPROVED BY:

/s/ Venkat Kalkunte	Date of Signature:	3/20/2013

VENKAT KALKUNTE

/s/ Ramsesh Kalkunte	Date of Signature:	3/20/2013

RAMSESH KALKUNTE

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